Exhibit 99.8

Form of Subscription Agreement and Subscriber Questionnaire for Raging River Capital 2 LLC

RAGING RIVER CAPITAL 2 LLC

222 West Adams

Suite 1980

Chicago, Illinois 60606

The undersigned (the Subscriber), hereby subscribes for, agrees to purchase membership interests (Interests) in and make a capital contribution in the amount shown on the signature page hereto (the Contribution) to, Raging River Capital 2 LLC, a Delaware limited liability company (the Company).  The Subscriber has submitted a check payable, or initiated a wire transfer, to “Raging River Capital 2 LLC”, along with a signed copy of this subscription agreement.  The Subscriber agrees to adhere to and be bound by all of the terms and provisions of the Operating Agreement of the Company, a copy of which is attached as Appendix A (as amended from time to time, the Operating Agreement). This subscription agreement and the purchaser questionnaire are together referred to herein as the Agreement.

Offering

This offering of Interests (the Offering) is being made by the Company solely to the Subscriber, pursuant to exemptions from registration under federal securities laws and the securities laws of various states.  No governmental body or agency has passed upon the adequacy or accuracy of the information contained in any documents previously provided to you in connection with the Offering.

Accreditation of Investors

The Offering is being made to Subscriber as an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act).  The Subscriber understands that the Offering has not been registered under the Securities Act of 1933, as amended (the Securities Act), or the securities acts of any states or other jurisdictions (the Laws) and the Offering is being made in reliance upon exemptions from registration under said Securities Act and Laws. To enable the Company to determine the applicable exemption(s), the Subscriber hereby represents and warrants as follows:

NOTE: IF THE CONTRIBUTION IS BEING MADE ON BEHALF OF AN INDIVIDUAL RETIREMENT ACCOUNT (IRA), KEOGH PLAN OR SIMILAR FIDUCIARY ACCOUNT, THE REPRESENTATIONS BELOW SHOULD BE MADE ON BEHALF OF THE BENEFICIARY OR DONOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR INVESTMENT.

Accredited Investor Standards (check those that apply):

☐                                    the Subscriber is an individual and has a net worth (either individually or jointly with spouse) of at least $1,000,000;1

☐                                    the Subscriber is an individual and had an individual income (not joint income with spouse) in excess of $200,000 in each of the two most recent years and has a reasonable expectation of reaching the same individual income level in the current year, or had joint income with spouse in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same joint income level in the current year (income for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and amounts by which income from long-term capital gains have been reduced in arriving at adjusted gross income);

☐                                    the Subscriber is an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, and was not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐                                    the Subscriber is the trustee of a trust with total assets in excess of $5,000,000, not formed for the specific purposes of acquiring the securities offered, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment;

☐                                    the Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the 1940 Act) or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐                                    the Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the Advisers Act);

1  For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property, but excluding the value of the primary residence of such natural person (and including property owned by a spouse other than the primary residence of the spouse), over total liabilities. (For this purpose, the amount of any mortgage or other indebtedness secured by an undersigned’s primary residence should not be included as a “liability,” except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness, provided that if such mortgage or other indebtedness is incurred within sixty (60) days preceding the purchase of the Interests and is not in connection with the purchase of the primary residence, such mortgage or other indebtedness should be treated as a “liability.”)

☐                                    the Subscriber is an investment company registered under the 1940 Act or a business development company as defined in Section 2(a)(48) of the 1940 Act;

☐                                    the Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of that act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

☐                                    the Subscriber is an entity in which all of the equity owners are accredited investors (IN WHICH EVENT, THIS AGREEMENT MUST BE COMPLETED BY EACH SUCH EQUITY OWNER).

The Subscriber represents to you that the Subscriber has the financial resources available so as to be able to withstand a complete loss of the investment.

Representations and Warranties of Subscriber

The Subscriber makes the following additional agreements, representations, declarations, acknowledgments and warranties with the intent that the same may be relied upon in determining his suitability as a purchaser of an Interest in the Company:

(1)                                 The Subscriber acknowledges and agrees that the distribution of this Agreement, the Operating Agreement or any other materials in connection with the investment in Interests does not constitute an offer to sell or the solicitation of an offer to buy in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction and that such distribution and the offer and sale of the Interests in certain jurisdictions may be restricted by law. The Subscriber was offered the Interests in the state listed in the Subscriber’s permanent address set forth in the purchaser questionnaire attached hereto and intends that the securities law of that state govern the Subscriber’s subscription. The Subscriber agrees that, in the event its principal place of business, or principal residence if an individual, changes from that represented in the Subscriber Questionnaire, he will promptly notify the Company.

(2)                                 The Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under Securities Act, and has checked the box or boxes above which are next to the category or categories under which the Subscriber qualifies as an accredited investor.  Further, the Subscriber understands that: (i) the Company does not intend to register as an investment company under the 1940 Act, and (ii) the Subscriber will not be afforded the protections provided to investors in registered investment companies under the 1940 Act.

(3)                                 The Subscriber has received, read, understands and is fully familiar with the form of the Operating Agreement provided to the Subscriber.  The Subscriber has also carefully reviewed the summary of certain terms of the Operating Agreement attached as Appendix E hereto and the risk factors contained in Appendix D, including the section entitled “Conflicts of Interest”.  The Subscriber hereby waives all claims that it may have in respect of any such conflicts of interest described in such section.

(4)                                 The Interest subscribed for herein will be acquired solely by and for the account of the Subscriber, for investment, and is not being purchased for subdivision, fractionalization, resale or distribution; the Subscriber has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Interest for which the Subscriber hereby subscribes, and the Subscriber has no present plans or intentions to enter into any such contract, undertaking or arrangement.  In order to induce the Company to issue and sell the Interest subscribed for hereby to the

Subscriber, the Subscriber agrees that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Interest by anyone but the Subscriber.

(5)                                 The Subscriber agrees that he will not transfer the Interest or any right to the Interest, unless and until the Company shall have consented thereto (which consent may be withheld in the absolute discretion of the Company).  The Subscriber acknowledges that it may not sell, transfer, pledge or otherwise dispose of the Interest (i) unless it complies with any transfer restrictions contained in the Operating Agreement and (ii) without registration under the Securities Act or the Laws unless an exemption from registration is available.

(6)                                 The Interest has not and will not be registered under the Securities Act and cannot be sold or transferred without compliance with the registration provisions of said Act or compliance with exemptions, if any, available thereunder.  The Subscriber understands that the Company has no obligation or intention to register the Interest under any federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act.

(7)                                 The Subscriber acknowledges that the Company will invest in debt issued by Taseko Mines Limited, a British Columbia corporation whose shares are traded on the Toronto Stock Exchange and the New York Stock Exchange (the Target). The Subscriber expressly represents that the Subscriber: (a) has such knowledge and experience in financial and business matters in general, and in investments of the type described in the Operating Agreement in particular, and is capable of evaluating the merits, risks and other facets of the subject investment; (b) has no need for liquidity with respect to its investment in the Interest to satisfy any existing or contemplated undertaking or indebtedness; (c) is able to bear the economic risk of an investment in the Interest for an indefinite period of time, including the risk of losing all of its investment, and the loss of its entire investment in the Interest would not materially adversely affect the standard of living of the Subscriber and the Subscriber ‘s family; (d) has received no tax advice with respect to the subject investment from the Company or from any Manager; (e) has consulted, to the extent deemed appropriate by the Subscriber, with the Subscriber’s own advisors as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Subscriber; (f) without limiting the foregoing, either secured independent tax advice with respect to its investment in the Interest or that it is sufficiently familiar with the income taxation of U.S. partnerships and relating to debt interests in Canadian corporations such as the Target that it deemed such independent advice to be unnecessary; (g) has participated in other privately placed investments and/or has such knowledge and experience in business and financial matters, has the capacity to protect its own interest in investments like the subject investment, and is capable of evaluating the risks, merits and other facets of the subject investment; (h) has carefully reviewed the annual and interim financial statements and the annual information form of the Target, as well as the instruments creating the debt that the Company will purchase, all of which are attached as Appendix H; and (i) has been encouraged by the Managers to review in detail the complete continuous disclosure record of the Target, which is available at www.sedar.com.

(8)                                 The Subscriber acknowledges that the Company has made available to the Subscriber all documents pertaining to the investment opportunity that the Subscriber has requested, and has allowed the Subscriber an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in any documents received by the Subscriber from the Company.

(9)                                 In evaluating the suitability of an investment in the Interest, the Subscriber, acknowledges that he has relied solely upon the information previously received from the Company, and independent investigations made by the Subscriber in making the decision to purchase the Interest subscribed for herein, and acknowledges that no representations or agreements (oral or written) have been made to the Subscriber with respect thereto other than as set forth in the Operating Agreement and this Agreement.

The Subscriber acknowledges that the information delivered to the Subscriber by the Company supersedes any prior information submitted to him or it regarding the investment opportunity.

(10)                          The Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the internet, television, radio or other medium; and (b) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

(11)                          The Subscriber expressly acknowledges that: (a) the Company is recently organized and, therefore, has limited financial and operating history and, further, the Interest is a speculative investment that involves a high likelihood of loss of the entire investment of the Subscriber in the Company; (b) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the Operating Agreement or related documents, or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Interest as an investment; (c) there are restrictions on the transferability of the Interest; there will be no public market for the Interest and, accordingly, it may not be possible for the Subscriber to liquidate his investment in the Interest; and (d) if the Interest is certificated the Company may issue the certificate with a legend describing the restrictions on transfer; have a restrictive legend, stop transfer instructions shall be noted in the appropriate records of the Company and the original executed copy of the Agreement will be retained by the Company.  Further, the Subscriber represents and warrants that, unless separately acknowledged in writing by the Company on the date of acceptance of this Agreement, there are no governmental orders, permissions, consents, approvals or authorizations that are required to be obtained and/or observed, and no registrations or other filings (other than a notice of exempt offering on Form D under the Securities Act or other similar filings under any applicable U.S. state “blue sky” law) are required to be made (in each case whether regarding registration as a lobbyist, investment advisor and/or other status or category, or otherwise (including restrictions on gifts, political contributions or other activities) for the Company, its Managers (as defined in the Operating Agreement) or their respective affiliates or employees in connection with the purchase of Interests by the Subscriber and/or the Subscriber’s status as a Member of the Company.

(12)                          All information that the Subscriber has provided concerning itself and its financial condition is correct and complete as of the date set forth on the signature page hereto, and if there should be any material change in such information prior to the acceptance of his subscription for the Interest that he is purchasing, he or it will immediately provide such information to the Company.

(13)                          (A) the Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power and authority to conduct its business as it is now being conducted and is proposed to be conducted, (B) the Subscriber has the power and authority to enter into this Agreement, the Operating Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Interests, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (C) the person signing this Agreement on behalf of the Subscriber has been duly authorized to execute and deliver this Agreement, the Operating Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Interests.

(14)                          The execution and delivery by the Subscriber of, and compliance by the Subscriber with, this Agreement, the Operating Agreement and each other document required to be executed and delivered by the Subscriber in connection with this subscription for Interests does not conflict with, or constitute a default under, any instruments governing the Subscriber, any law, regulation or order, or any agreement to which the Subscriber is a party or by which the Subscriber is bound. This Agreement has been duly executed by the Subscriber and constitutes, and the Operating Agreement, when the Subscriber is admitted as a Member, will constitute, a valid and legally binding agreement of the Subscriber, enforceable against it in accordance with its terms.

(15)                          The Subscriber is not acting (directly or indirectly) on behalf of, a “Plan” (as defined below) which is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (ERISA), Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the Code), or any provisions of any other U.S. federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code.  “Plan” includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, for purposes of ERISA, or otherwise.

(16)                          Neither the Subscriber, nor any of its direct or indirect beneficial owners, appears on (x) the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or (y) the Annex to United States Executive Order 132224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism. Neither the Subscriber, nor any direct or indirect beneficial owner, (1) is an individual or entity that resides in, is organized or chartered in, or has its principal place of business or a majority of its business operations (measured by revenues) in, a country or territory that (A) is subject to the sanctions/embargo programs administered by OFAC, (B) appears on the Financial Action Task Force on Money Laundering list of Non-Cooperative Countries or Territories, or (C) is designated by the U.S. Secretary of the Treasury pursuant to the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (the PATRIOT Act) as warranting special measures or as being of primary money laundering concern; (2) is an individual or entity that is named on any list maintained by the U.S. Securities and Exchange Commission, the U.S. Federal Bureau of Investigation, the U.S. Secretary of the Treasury, or other similar or successor entities that relates to money laundering, terrorist financing or similar financial crimes; (3) is a financial institution designated by the U.S. Secretary of the Treasury as warranting special measures or as being of primary money laundering concern; (4) is a prohibited “foreign shell bank” as described in Section 5318(j) of Title 31 of the United States Code or a U.S. financial institution that has established, maintains, administers or manages an account in the U.S. for, or on behalf of, a prohibited “foreign shell bank”; or (5) is otherwise a party with which the Company is prohibited to deal under the laws of the United States.

(17)                          The Subscriber further represents and warrants that the Subscriber: (1) has conducted thorough due diligence with respect to all of its directors, officers and beneficial owners; (2) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (3) has obtained and will retain evidence of any such identities and background information, any such source of funds and any such due diligence. The Subscriber further represents that it and its investment in Interests is in compliance with all U.S. and non-U.S. anti-money-laundering and similar laws, rules, regulations or orders applicable to it (including, without limitation, any relevant anti-money laundering law, rule, regulation or order administered by OFAC, including Subtitle B, Chapter V of Title 31 of the U.S. Code of Federal Regulations, as amended from time to time). The Subscriber further represents that the Subscriber does not know or have any reason to suspect that (1) the monies used to fund the Subscriber’s investment in the Interests have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities and (2) the proceeds from the Subscriber’s investment in the Interests will be used to finance any illegal activities.

(18)                          The Subscriber agrees and acknowledges that, among other remedial measures, (1) the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional investments by the Subscriber and/or segregating assets of the Subscriber in compliance with governmental regulations, if the Managers determine in its good faith that such action is in the best interests of the Company; and (2) the Company may be required to report such action or confidential information relating to the Subscriber (including, without limitation, disclosing the Subscriber’s identity) to the regulatory authorities. The Subscriber represents that in the event that it is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a Non-U.S. Bank) in connection with the Subscriber’s investment in Interests, such Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (B) employs one or more individuals on a full-time basis; (C) maintains operating records related to its banking activities; (D) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(19)                          The Subscriber further represents and warrants that to, the best of its knowledge, none of the Subscriber, the Subscriber’s direct or indirect beneficial owners or any person for whom the Subscriber is acting as agent or nominee in connection with the Subscriber’s investment in the Interests is a senior foreign political figure2 or any immediate family member3 or close associate4 of a senior foreign political figure as such terms are defined in the footnotes below.

(20)                          The Subscriber acknowledges and agrees that the Managers and/or their affiliates may use the information provided to them in connection with the Subscriber’s subscription for Interests to comply with its obligations under any applicable anti-money laundering, anti-financial crime and countering terrorist financing laws and related laws, rules and regulations, and as the Managers otherwise deem necessary in connection with the businesses of the Company.

(21)                          If the Subscriber is a partnership, a limited liability company treated as a partnership for United States federal income tax purposes, a grantor trust (within the meaning of Code Sections 671-679) or an S corporation (within the meaning of Code Section 1361) (each a flow-through entity), the Subscriber represents and warrants that either:

(i)                                                no person or entity will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Company; or

(ii)                                             if one or more persons or entities will own, directly or indirectly through one or more flow-through entities, an interest in the Subscriber such that more than 70% of the value of such person’s or entity’s interest in the Subscriber is attributable to the Subscriber’s investment in the Company, neither the Subscriber nor any such person or entity has or had any intent or purpose to cause such person (or persons) or entity (or entities) to invest in the Company indirectly through

2  A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3  “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4  A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

the Subscriber in order to enable the Company to qualify for the 100-partner safe harbor under U.S. Department of Treasury Regulation Section 1.7704-1(h).

(22)                          The Subscriber has provided the Company together with this Agreement a properly completed and executed U.S. tax form (either a Form W-9 for U.S. persons or a Form W-8BEN, Form W-8BEN-E, FormW-8IMY, Form W-8EXP, and/or Form W-8ECI for a non-U.S. person).  The Subscriber agrees to execute properly and provide to the Company in a timely manner any tax documentation or information that may be reasonably required by the Managers in connection with the Company (including, but not limited to (x) the name, address and tax identification number of any “substantial U.S. owner” of the Subscriber or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Company pursuant to Sections 1471 through 1474 of the Code, an intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Code or any similar regime under non-U.S. law implementing such intergovernmental agreement (FATCA) and (y) any other information reasonably requested by the Managers that is necessary for the Company to comply with its obligations pursuant to FATCA). The Subscriber will promptly notify the Managers in writing if any information provided to the Managers pursuant this paragraph changes (including in the event the IRS terminates any agreement entered into with the Subscriber under Section 1471(b) of the Code). If the Subscriber fails to supply sufficient information, including such information as requested by the Company pursuant to this paragraph, on a timely basis (taking into account, without limitation, the time that the Company reasonably requires to process such information), the Subscriber acknowledges that it may be subject to a 30% U.S. withholding tax imposed on (a) U.S.- sourced dividends, interest and certain other income, and (b) gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets.

(23)                          The Subscriber is not subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, (FOIA), any state public records access laws, the laws of any state or other jurisdiction similar in intent or effect to FOIA, or any other similar statutory or legal right or obligation that might result in the disclosure of confidential information relating to the Company.

(24)                          No other person or persons (e.g., by way of example, and not limitation, “nominee” investors) have a beneficial interest in the Interests to be acquired hereunder (other than as a shareholder, partner or other beneficial owner of equity interests in the Investor).

Representations and Warranties of Managers

The Managers make the following representations with the intent that the same may be relied upon by the Subscriber:

(1)                                 The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required by applicable law.

(2)                                 Immediately prior to the issuance of any Interests to the Subscriber, the capitalization of the Company is as set forth on Appendix F attached hereto.  A capitalization table showing the Company’s capital structure immediately following the issuance of any Interests to the Subscriber hereunder is attached to this Agreement as Appendix G.  Except for the Interests to be issued to Subscriber pursuant to this Agreement there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any of its interests, or any securities convertible into or exchangeable for Interests.

(3)                                 All action required to be taken by the Managers in order to authorize the Company to enter into this Agreement and to issue the Interests at each closing, has been taken or will be taken prior to each closing.  This Agreement, when executed and delivered by a Manager on behalf of the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(4)                                 The Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued and non-assessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Subscriber.  Assuming the accuracy of the representations of the Subscriber in this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Interests will be issued in compliance with all federal and state securities laws applicable to the Company.

(5)                                 There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, or to the Company’s knowledge, currently threatened (i) against the Company, or (ii) that questions the validity of this Agreement, the Operating Agreement or the right of the Company to enter into them, or to consummate the transactions contemplated by this Agreement.

(6)                                 The Company is not in violation or default (i) of any provisions of the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such material violation or constitute, with or without the passage of time and giving of notice, any such material default.

(7)                                 The Company is not registered, or required to register, as an “investment company” as such term is defined in the 1940 Act.

Indemnification

The representations, warranties, covenants, agreements and confirmations made by the Subscriber in this Agreement (including the Subscriber Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company or any of the Managers. The Subscriber understands that the information provided herein will be relied upon by the Company and the Managers for the purpose of determining the eligibility of the Subscriber to purchase Interests in the Company.  The Subscriber hereby agrees to indemnify the Company, its Affiliates, agents and employees, including each Manager, and hold each of them harmless against any and all loss, damage, liability or expense, including reasonable attorneys’ fees and costs, which they or any of them may suffer, sustain or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Subscriber in this Agreement (including the Subscriber Questionnaire) in any other document provided by the Subscriber to the Company or in any agreement executed by the Subscriber with the Company or any Manager in connection with the Subscriber’s investment in Interests, or in connection with the sale or distribution by the Subscriber of the Interest purchased by the Subscriber pursuant hereto in violation of the Securities Act or any other applicable law.

Miscellaneous

All information which the Subscriber has provided to the Company, including the information in the Subscriber Questionnaire, is correct and complete as of the date hereof, and the Subscriber agrees to notify the Company immediately if any representation or warranty contained in this Agreement, including the Subscriber Questionnaire, becomes untrue at any time. The Subscriber agrees to provide such information with respect to itself and its direct and indirect beneficial owners (including, without limitation, personal identification information) and execute and deliver such documents as the Company may from time to time reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein, establish the identity of the Subscriber and the direct and indirect participants in its investment in Interests and/or to comply with any law, rule or regulation to which the Company or the Managers may be subject, including, without limitation, compliance with anti-money laundering laws and regulations, or for any other reasonable purpose.

Distributions to the Subscriber in respect of its Interests shall be made to the account(s) specified in the Subscriber Questionnaire; provided, that unless the Managers agree otherwise, the name of the account to which distributions are made pursuant to the Operating Agreement must be the name of the Subscriber set forth in the Subscriber Questionnaire.

The Subscriber understands and agrees that each of the Managers and the Company may present this Agreement and the information provided in answers to it, the representations, warranties and covenants made herein and any other information regarding the Subscriber furnished to the Company to such parties as they deem advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Interests or of the Company, to comply or to demonstrate compliance with any laws, rules or regulations to which the Company, any Manager or any investment by the Company or any service provider to any of the foregoing is or becomes subject, or if the contents thereof are relevant to any issue in any investigation, action, suit or proceeding to which the any Manager or the Company is a party or by which it is or may be bound or as otherwise deemed appropriate by the Managers. The Managers and the Company may also release information about the Subscriber if directed to do so by the Subscriber, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

Concurrently with the Subscriber’s execution of this Agreement, the Subscriber will (i) execute and deliver to the Company the Operating Agreement, a copy of which is attached as Appendix A and (ii) complete the Subscriber Questionnaire attached as Appendix B.

This Agreement, and the representations and warranties contained herein shall be binding upon the assigns, heirs, executors, administrators and other successors of the parties.  This Agreement shall be governed by the laws of the State of Delaware.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The Subscriber hereby subscribes for the Interest set forth below, acknowledges that the information contained in the Subscriber Questionnaire is true and correct and agrees to be bound by the terms of the Agreement to which this signature page is a part.

NOTICE TO FLORIDA INVESTORS ONLY:

IN THE EVENT THAT FIVE (5) OR MORE FLORIDA RESIDENTS SUBSCRIBE FOR THE SECURITIES OFFERED HEREBY THEN FLORIDA RESIDENTS MAY VOID THEIR SUBSCRIPTIONS BY

NOTIFYING THE COMPANY WITHIN THREE (3) DAYS OF THE PURCHASE OF THE SECURITIES AS REQUIRED BY SECTION 517.061(11)(A)5 OF THE FLORIDA STATUTES.

SIGNATURE(S) BELOW CONSTITUTES A SUBSCRIPTION FOR AN INTEREST IN RAGING RIVER CAPITAL 2 LLC.

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the date set forth below.

Date:                                        , 2015.

Aggregate Subscription Amount: $

SUBSCRIBER:

By:
Name:
Title:

ACCEPTANCE OF SUBSCRIPTION

***To be completed by the Company***

The Company hereby accepts the above application for subscription for the Interests in RAGING RIVER CAPITAL 2 LLC.

Accepted this              day of                                  , 2015.

RAGING RIVER CAPITAL 2 LLC

A Delaware limited liability company

By: Granite Creek Partners, LLC, its Manager, on its own behalf and on behalf of the Company

By:
Name: Mark Radzik
Title: Authorized Signatory

PAUL M. BLYTHE MINING ASSOCIATES INC.		WESTWOOD CAPITAL LLC

Per:		Per:
	Name: Paul M. Blythe		Name: Henry Park
	Title: Authorized Signatory		Title: Authorized Signatory

APPENDIX A

OPERATING AGREEMENT

A-1

APPENDIX B

FORM OF SUBSCRIBER QUESTIONNAIRE FOR RAGING RIVER CAPITAL 2 LLC

TO BE PROVIDED BY ALL INVESTORS

(Please print or type)

PART I. General Information

1.  Print Full Name of Subscriber:

Name of Co-Subscriber (if any):

Name and Title of signatory (if an entity subscriber):

2.  Total Investment Amount: $

3.  Subscriber will own the Interest as (check only one):

☐                          An Individual who is a U.S. person

☐                          An Individual who is not a U.S. person

☐                          Trust

☐                          Tenants by the Entireties*

☐                          Joint Tenants with Rights of Survivorship*

☐                          Community Property*

☐                          Tenants in Common*

☐                          Individual Retirement Account (IRA)* (Signature of Custodian required)

☐                          Pension Plan (specify U,S. or non-U.S., public or private:                                        )

☐                          Partnership

☐                          Limited Liability Company

☐                          Corporation

☐                          Broker/Dealer

☐                          Endowment

☐                          Foundation

☐                          Other (please specify)

* Two or more signatures required

4.                                      Federal Tax ID or Social Security Number of Subscriber:

Federal Tax ID or Social Security Number of Co-Subscriber:

5.                                      Marital Status:                                       (individual Subscribers only)

6.                                      Date of Birth:                                        (individual Subscribers only)

7.                                      Address:

(street)                        (city)                        (state)                        (zip)

8.                                      Telephone Number:

9.                                      Mailing Address (if different than

address):

(street)                        (city)                        (state)                        (zip)

10.                               E-mail Address:

11.                               If the Subscriber’s tax year ends on a date other than December 31, please indicate such date:

12.  If Trust: Trust Name /Date of Trust:

13.  If Pension Plan/Name:

Type of Plan:

14.  State of Organization/Formation if an entity is the Subscriber

15.  Bank Information.  For distributions of cash, please wire funds to the following bank account:

Bank Name:

Bank Location:

ABA Routing Number:

SWIFT Code (if applicable):

Account Number:

Account Name:

For further credit to Name (if any):

For further credit to Account Number (if any):

Reference: Contact (if any):

16.  For distributions in-kind, credit securities to my brokerage account at the following firm:

Firm Name:

Address:

Account Name:

Account Number:

DTC Number:

Part II — 1940 Act Matters.  Entities should answer each of the questions in this Part.

1(a).                       Is the Subscriber a private investment company which is not registered under the 1940 Act in reliance on:

Section 3(c)(1) thereof? ☐  Yes                                                                        ☐  No

Section 3(c)(7) thereof? ☐  Yes                                                                        ☐  No

1(b).                       Is the Subscriber an “investment company” registered or required to be registered under the 1940 Act?

☐  Yes                  ☐  No

1(c).                        Is the Subscriber a “business development company,” as defined in Section 2(a)(48) of the 1940 Act?

☐  Yes                  ☐  No

1(d).                       Was the Subscriber organized for the specific purpose of acquiring the Interests?

☐  Yes                  ☐  No

1(e).                        Does the amount of the Subscriber’s subscription for the Interests in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber?

☐  Yes                  ☐  No

1(f).                         Assuming that the Subscriber owns more than 10% of the voting securities of the Company, does the Subscriber count as one beneficial owner under Section 3(c)(1) of the 1940 Act?

☐  Yes                  ☐  No

If the answer to the above question is “No,” under Section 3(c)(1) of the 1940 Act, assuming that the Subscriber owns more than 10% of the voting securities of the Company, how many beneficial owners does the Subscriber count as?

2.  The Subscriber has made investments prior to the date hereof or intends to make investments in the near future and each beneficial owner of interests in the Subscriber has shared and will share in the same proportion in each such investment (e.g., no beneficial owner of the Subscriber may vary its interests in different investments made by or on behalf of the Subscriber).

☐  True                  ☐  False

3.                                      The governing documents of the Subscriber require that each beneficial owner of the Subscriber including, but not limited to, shareholders, partners and beneficiaries, participate through his, her or its interest in the Subscriber in all of the Subscriber’s investments and that the profits and losses from each such investment are shared among such beneficial owners in the same proportions as all other investments of the Subscriber. No such beneficial owner may vary his, her or its share of the profits and losses or the amount of his, her or its contribution for any investment made by the Subscriber.

☐  True                  ☐  False

4.                                      The Subscriber is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (e.g., no beneficial owner of the Subscriber has the right to “opt out” of an investment or has individual discretion over the amount of his, her or its investment).

☐  True                  ☐  False

Part III.  Qualified Purchaser Matters.  All Subscribers should answer the following questions.

(a) Please indicate with an “X” the category or categories, if any, that accurately describe the Subscriber and qualify it as a “qualified purchaser” as defined under the 1940 Act:

☐ (1) an entity acting for its own account or the accounts of other qualified purchasers, that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Company; and (ii) which in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in Investments5;

☐ (2) a trust: (i) that was not formed or reformed for the specific purpose of acquiring the securities offered by the Company; and (ii) as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a qualified purchaser as described in clause (a)(1) or (a)(3) or is a natural person who owns at least $5,000,000 of Investments;6

☐ (3) a company as defined in Section 2(a)(8) of the 1940 Act7 that: (i) was not formed or reformed for the specific purpose of acquiring the securities offered by the Company; (ii) owns not less than $5,000,000 in Investments; and (iii) is owned, directly or indirectly, only by or for 2 or more natural persons who are related as siblings or spouses (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (a Family Company);8

☐ (4) a company in which each beneficial owner of such company’s securities is a qualified purchaser;9

☐ (5) a qualified institutional buyer as defined in paragraph (a) of Section 230.144A(a) under the Code of Federal Regulations (the CFR), acting for its own account, the account of another qualified institutional buyer or the account of a qualified purchaser provided: (i) a dealer described in paragraph (a)(1)(ii) of Section 230.144A of the CFR owns and invests on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer; and (ii) a plan referred to in paragraph

5  See Annex A to this questionnaire for a definition of “Investments.”  In determining whether a company is a qualified purchaser pursuant to Part III(a)(1) there may be included Investments owned by majority-owned subsidiaries of the company, Investments owned by a company (the “Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

6  If the Subscriber is a qualified purchaser by reason of Part III(a)(2) above, a separate Subscriber Questionnaire must be submitted for each trustee, or other person authorized to make decisions with respect to the trust and each settlor or other person who has contributed assets to the trust.

7  Section 2(a)(8) of the 1940 Act defines a “company” as “a corporation, a partnership, an association, a joint- stock company, a trust, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee in a case under Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his capacity as such.”

8  If the Subscriber is a qualified purchaser for the reason described in Part III(a)(3) above, additional information regarding the direct and indirect owners of the Family Company may need to be provided to the Company. Further, in the event the Subscriber is a qualified purchaser for the reasons referenced in Part III(a)(3)), the Subscriber may be required to enter into a letter agreement with the Company restricting direct and indirect transfers of beneficial interests in the Subscriber to qualified family.

9  If the Subscriber is a qualified purchaser for the reason described in Part III(a)(4) above, a separate Subscriber Questionnaire must be submitted for each beneficial owner of the Subscriber’s securities. In the event the Subscriber is a qualified purchaser for the reasons referenced in Part III(a)(4), the Subscriber may be required to enter into a letter agreement with the Company restricting direct and indirect transfers of beneficial interests in the Subscriber to qualified purchasers.

(a)(1)(i)(D) or (a)(1)(i)(E) of Section 230.144A of the CFR or a trust fund referred to in paragraph (a)(1)(i)(F) of Section 230.144A of the CFR that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan;

☐ (6)  a natural person who owns at least $5,000,000 of Investments; or

☐ (7)  the Subscriber is not a “qualified purchaser” as defined under the 1940 Act.

(b)                                 If the Subscriber is a company formed on or before April 30, 1996 that relies on the exceptions provided for in Section 3(c)(1) or 3(c)(7) of the 1940 Act to be exempt from registration as an investment company under the 1940 Act (an “excepted investment company”), the Subscriber hereby represents and warrants that all consents required under the 1940 Act to the Subscriber’s treatment as a qualified purchaser have been obtained.10

PART IV.  Qualified Client Status

Please check the box below which is next to the category under which the Subscriber qualifies as a “qualified client” within the meaning of Rule 205-3 promulgated under the Advisers Act.  The Subscriber agrees to provide such further information and execute and deliver such documents as the Company may reasonably request to verify that the Subscriber qualifies as a “qualified client.”

☐                                    (i)                                     A person or entity that has a net worth (or joint net worth with his or her spouse) in excess of $2,000,000.  For purposes of this item, “net worth” means the excess of total assets at fair market value (excluding the value of the primary residence of such natural person) over total liabilities (excluding the amount of indebtedness secured by the primary residence of such natural person but only up to the primary residence’s fair market value).

☐                                    (ii)                                  A person or entity that has at least $1,000,000 under the management of the Manager.

☐                                    (iii)                               A person or entity that is a qualified purchaser under the 1940 Act (a natural person or company who is a “qualified purchaser” as defined in Section 2(a)(51)(A) of the 1940 Act at the time of entering into this Agreement), provided, that, for the purposes of this item, if the Subscriber is a private investment company which is not registered under the 1940 Act in reliance on Section 3(c)(1) thereof, such Subscriber must also confirm that each beneficial owner thereof is a “qualified client” within the meaning of Rule 205-3 promulgated under the Advisers Act.

☐                                    (iv)                              A person who is an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Manager.

10  The 1940 Act and the rules and regulations thereunder require that (i) all “beneficial owners” of outstanding securities (other than “short-term paper”) of such Subscriber that acquired their interests on or before April 30, 1996, and (ii) all “beneficial owners” of any other excepted investment company that is a “beneficial owner” of outstanding securities (other than “short-term paper”) of such Subscriber that acquired their interests in such other excepted investment company on or before April 30, 1996, consent to such treatment. Terms in quotes in the preceding sentence refer to such terms as interpreted under the 1940 Act. The unanimous consent of all trustees, directors or general partners of a beneficial owner which is a trust or company referred to in Part III(a)(2) or Part III(a)(3) shall constitute consent of a beneficial owner for purposes of this Part III(b).

☐                                    (v)                                 A person who is an employee of the Manager (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Manager) who, in connection with his or her regular functions or duties, participates in the investment activities of the Manager, provided that such employee has been performing such functions and duties for or on behalf of Manager, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

Part V.  Anti-Money Laundering and Evidence of Authorization

(a)                                 Please fill out the following table including the name and country of citizenship for:

(i)            each individual that is a director and significant11 shareholder if the Subscriber is a corporation;

(ii)         the ultimate owner(s) of the Subscriber’s general partner(s) and significant2 limited partners if the Subscriber is a partnership;

(iii)      the ultimate owner(s) of the Subscriber’s managing members and significant members if the Subscriber is a limited liability company; or

(iv)      the Subscriber’s settlor and/or grantor, trustees and beneficiaries if the Investor is a trust.

You may make additional copies of the table below as necessary.

Name	Country of Citizenship

(b)                                 Does the Subscriber’s charter or constitutional documents allow for issuance for certificates of ownership in bearer form?

☐  Yes                  ☐  No

(c)                                  Has the Subscriber issued certificates of ownership in bearer form?

☐  Yes                  ☐  No

(d)                                 Please provide the following supporting documentation:

For entity purchasers the Company requires the following evidence of the authorization of the entity to make investments of this type and/or of the authority of the signatory to bind the entity making the investment:

•                  Corporations should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of

11                                      Significant” means a holder of more than 10% of the equity interests of the Subscriber.

organization and a resolution to the effect that the investment is authorized and certifying as to the persons authorized to act on behalf of the corporation.

•                  Limited liability companies should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of organization and a copy of the limited liability company agreement.

•                  Partnerships should provide a good-standing certificate or comparable document evidencing due formation and organization and continued authorization to do business in the jurisdiction of organization and a copy of the partnership agreement.

•                  Trusts should provide a copy of the trust agreement.

•                  Each of the entities described above should provide a document identifying all persons who ultimately, directly or indirectly, beneficially own 10% or more of the proceeds of or the control rights of the Subscriber.

•                  Each Entity should provide a document identifying its authorized signatories with corresponding specimen signatures.

•                  Each Subscriber that is an individual and each signatory executing the Agreement on behalf of an entity (including signatories signing under power of attorney on behalf of such individual) should provide a photocopy of his or her government-issued form of picture identification. Acceptable identification includes either a (A) U.S. driver’s license, for residents of the U.S. or (B) passport. Identification must be current (i.e. non-expired) and the copy must be legible.

*                                                                                         *                                                                                         *

[Remainder of Page Intentionally Left Blank]

The Subscriber understands that the foregoing information will be relied upon by the Company and the Managers for the purpose of determining the eligibility of the Subscriber to purchase and own Interests in the Company.  The Subscriber agrees to notify the Company immediately if any representation, warranty or information contained in this Agreement, including this Subscriber Questionnaire, becomes untrue at any time.  The Subscriber agrees to provide such information and execute and deliver such documents regarding itself and all of its beneficial owners as the Company and the Managers may reasonably request from time to time to substantiate the Subscriber’s status as an accredited investor, a qualified purchaser or to otherwise determine the eligibility of the Subscriber to purchase Interests in the Company, to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law, rule or regulation to which the Company may be subject, including compliance with anti-money laundering laws and regulations.  To the fullest extent permitted by law, the Subscriber agrees to indemnify and hold harmless the Managers, the Company and each member or partner thereof from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Agreement (including the Subscriber Questionnaire) or in any other document provided by the Investor to the Company or in any agreement (other than the Operating Agreement) executed by the Subscriber with the Company or the Managers in connection with the Subscriber’s investment in the Interests.

Signatures:

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER SUBSCRIBER:

(Print Name of Entity)

By:

(Signature)

(Print Name and Title of Signatory)

INDIVIDUAL:

(Print Name)

(Signature)

Annex A to Appendix B

DEFINITION OF “INVESTMENTS”

The term investments means:

(1)                                 securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i) an investment company or a company that would be an investment company but for the exclusions or exemptions provided by the Investment Company Act, or a commodity pool;

(ii) a Public Company (as defined below); or

(iii) a company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the Partnership’s most recent financial statements; provided that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2)                                 real estate held for investment purposes;

(3)                                 Commodity Interests (as defined below) held for investment purposes;

(4)                                 Physical Commodities (as defined below) held for investment purposes;

(5)                                 to the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)                                 in the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)                                 cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided that real estate owned by an Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes.  However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

Commodity Interests means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i) any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

Public Company means a company that:

(i) files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; or

(ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S under the Securities Act.

Financial Contract means any arrangement that:

(i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii) is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

Physical Commodities means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

Related Person means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner.  Family Company means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the Partnership and investments owned by a company (Parent Company) of which the Partnership is a majority-owned subsidiary, or by a majority-owned subsidiary of the Partnership and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest.  In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly).  There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

APPENDIX C

[Intentionally omitted]

C-1

APPENDIX D

RISK FACTORS

THE COMPANY MAY BE DEEMED TO BE A SPECULATIVE INVESTMENT AND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM. INVESTMENT IN THE COMPANY IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK OF THE LOSS OF THEIR INVESTMENT, WHO HAVE LIMITED NEED FOR LIQUIDITY IN THEIR INVESTMENT AND WHO MEET THE CONDITIONS SET FORTH IN THIS AGREEMENT. THERE CAN BE NO ASSURANCES THAT THE COMPANY WILL ACHIEVE ITS INVESTMENT OBJECTIVE. INVESTMENT IN THE COMPANY INVOLVES SIGNIFICANT RISKS AND WHILE THE FOLLOWING SUMMARY OF CERTAIN OF THESE RISKS SHOULD BE CAREFULLY EVALUATED BEFORE MAKING AN INVESTMENT IN THE COMPANY, THE FOLLOWING DOES NOT INTEND TO DESCRIBE ALL POSSIBLE RISKS OF SUCH AN INVESTMENT:

Indirect Investment in Taseko Mines Limited

Substantially all of the Company’s assets will be invested in debt of the Target.  As such, an investment in the Company is subject to the same risks as is a direct investment in debt of the Target.  Investors are urged to review the risk factors contained in the Target’s most recent annual information form, a copy of which is attached in Appendix H.

Public Company Holdings

The Target is a publicly listed company.  Investments in publicly listed companies such as the Target may subject the Company to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Company to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks.

General Economic and Market Conditions

The success of the Target (and therefore of the Company’s investment in debt of the Target) will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in applicable laws (including laws relating to taxation of the Target), trade barriers, currency exchange controls, the rate of inflation and local, national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations) in respect of the countries in which the Target operates. In the case of interest rate sensitive securities (such as debt of the Target), the value of such securities may change as the general level of interest rates fluctuate. When interest rates decline, the value of such securities can be expected to rise. Conversely, when interest rates rise, the value of such securities can be expected to decline.

No Assurance of Investment Return.

There can be no assurance that the Company will be able to generate returns for its members or that the returns will be commensurate with the risks involved with an investment in the Company. Past performance of investment entities associated with the Managers is not necessarily indicative of future results or performance and provides no assurance of future results or performance.

Lack of Diversification

The Company will have a specific investment focus and its only permitted investment will be debt of the Target. Such an investment approach is inherently more risky and could cause a member’s investment to be more susceptible to particular economic, political, regulatory or industry conditions compared with an investment vehicle that is more diversified or has a broader industry and/or geographical focus or a greater number of investments.

Currency Risks

The Company’s investments that are denominated in a non-U.S. currency (which may be substantially all of the Company’s investments at any time) are subject to the risk that the value of the particular currency will change in relation to one or more other currencies. As a result, the Company could realize a net loss on an investment, even if there were a gain on the underlying investment before currency losses were taken into account. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments.

Incentive Allocation

The allocation of a percentage of the Company’s net profits to the Managers may create an incentive for the Managers to cause the Company to make investments that are riskier or more speculative than would be the case if this allocation was not made.

Absence of Regulatory Oversight

The Company does not intend to register under the 1940 Act, in reliance upon an exemption available to privately offered investment companies, and, accordingly, the provisions of the 1940 Act (which, among other matters, require investment companies to have disinterested directors, require securities held in custody to at all times be individually segregated from the securities of any other person or marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) will not be applicable.

No Separate Counsel; No Independent Verification

Norton Rose Fulbright acts as counsel to Granite Creek Partners, LLC (one of the Managers) and the Company (collectively, the Parties). The Company does not have counsel separate from Granite Creek Partners, LLC. Norton Rose Fulbright does not represent investors in the Company, and no independent counsel has been retained to act on behalf of investors in the Company. Norton Rose Fulbright is not responsible for any acts or omissions of the Parties (including their compliance with any guidelines, policies, restrictions or applicable law, or the selection, suitability or advisability of their investment activities) or any administrator, accountant, custodian/prime broker or other service provider to the Parties.

Conflicts of Interest

No Manager is required to manage the Company as its sole and exclusive function and it and its affiliates may have other business interests and engage in activities in addition to those relating to the Company. Each Manager (and its principals, employees or affiliates) may serve as investment manager or investment advisor to other client accounts and conduct investment activities for their own accounts. Such other entities or accounts (the Other Clients) may have investment objectives or may implement investment strategies similar to those of the Company.  One or more Managers or their directors, officers, employees or affiliates, or one or more Other Clients, may make investments in the Target or in mining companies that compete with the Target. The Company is not entitled to share any profits resulting from such investments made by such individuals or entities. Each Manager (or its principals, employees or affiliates) may give advice or take action with respect to Other Clients that differs from the advice given with respect to the Company.

Certain employees of a Manager may become directors of the Target. In such employee’s capacity as director, he or she would owe a fiduciary duty to the Target. There may be situations where the interests of the Target are in conflict with the interests of the Company.

The Managers or an affiliate may establish one or more Alternative Vehicles, which may invest in a different mix of Target securities than the Company.  Given the different asset mixes, It is possible that the duties owed by the Managers or the affiliate to the Alternative Vehicles will require the Managers or the affiliate to take actions on behalf of the Alternative Vehicles that are contrary to the interests of the Company.

Reliance on the Managers.

The Managers will have exclusive responsibility for the Company’s activities, and, except as specifically provided for in the Operating Agreement, members will not be able to make investment or any other decisions concerning the management of the Company. The members have no rights or powers to take part in the management of the Company or make investment decisions except as provided for in the Operating Agreement. Accordingly, no person should purchase an Interest unless such person is willing to entrust virtually all aspects of the management of the Company to the Managers.

The operations and the success of the Company are substantially dependent upon the skill, judgment and expertise of the Managers. In the event of the loss of the services of one or more Managers or in the event of any adverse circumstance affecting, directly or indirectly, a Manager or its operations, the business of the Company may be adversely affected.  There can be no assurance that the principals or other employees of the Managers will continue to be employed throughout the term of the Company.  The loss of key personnel of a Manager could have a material adverse effect on the Company.

No Minimum Time Commitment

The Managers will devote such time as is be necessary to conduct the business affairs of the Company in an appropriate manner. However, each Manager may have other business interests and engage in activities in addition to those relating to the Company and no Manager has committed to spend a specific minimum amount of time managing the Company.

Limited Operating History.

Although the investment professionals of the Managers have extensive investment experience generally, prospective investors should bear in mind that the Company is a newly formed entity with limited operating history upon which to evaluate the Company’s likely performance. The past performance of other investment vehicles managed by the Managers is not a reliable indicator of the future performance of the Company.

Change of Law Risk.

The Company expects to operate in an environment with increasing regulatory scrutiny and heightened potential for material changes in laws and/or regulations, which could affect the Company and its investments. Any legal, tax and/or regulatory changes during the term of the Company may adversely affect the Company. In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies may have the discretion to change or increase laws and/or regulations affecting investment vehicles such as the Company. The Company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations or policy-making that impose more comprehensive or stringent requirements on the Company. Governments have considerable discretion in implementing regulations.

No Market for Interests; Restrictions on Transfers.

The Interests in the Company have not been registered under the Securities Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and any other applicable securities laws, or an exemption from such registration thereunder is available. It is not contemplated that registration under the Securities Act or other securities laws will ever be affected. There is no public market for the Interests and one is not expected to develop. Interests are subject to transfer restrictions and Members must be prepared to bear the risks of owning Interests for an extended period of time.

Withholding and Other Taxes

The Managers intend to structure the Company’s investments in a manner that is intended to achieve the Company’s investment objectives and, notwithstanding anything contained herein to the contrary, there can be no assurance that the structure of any investment will be tax efficient for any particular member or that any particular tax result will be achieved. In addition, tax reporting requirements may be imposed on investors under the laws of the jurisdictions in which members are liable to taxation or in which the Company makes investments. Prospective investors should consult their own professional advisors with respect to the tax consequences to them of an investment in the Company under the laws of the jurisdiction in which they are liable to taxation. Furthermore, the Company’s returns in respect of its investment in the Target may be reduced by withholding or other taxes imposed by jurisdictions in which the Target is organized or subject to tax.

Taxable income allocated to members may exceed cash distributions, if any, made to such members, in which case such members would have to satisfy tax liabilities arising from an investment in the Company from such member’s own funds.

Indemnification

The Managers and their personnel are entitled to indemnification from the Company in respect of claims arising from performance of their duties for the Company, except under limited circumstances. Such indemnification obligations could adversely impact the returns to members.

The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors should read the Operating Agreement and consult their own counsel and advisors before deciding to invest in the Company.

APPENDIX E

SUMMARY OF OPERATING AGREEMENT

The following is a summary of certain principal terms of the Amended and Restated Operating Agreement of the Company (the Agreement).  This summary is qualified in its entirety by reference to the Agreement.  All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Company:

Raging River Capital 2 LLC is a Delaware limited liability company (the Company).

The exclusive purposes and functions of the Company are (a) to use the Capital Contribution of the Members to purchase and hold debentures issued by Taseko Mines Limited (the Target) pursuant to that certain Indenture and Supplemental Indenture dated April 15, 2011 (the Debentures), and (b) except as otherwise limited herein, to engage in only those other activities incidental thereto that are deemed necessary or advisable by the Managers.

Managers:

The managers of the Company (the Managers) are:

•                                          Granite Creek Partners, LLC

•                                          Westwood Capital LLC

•                                          Paul M. Blythe Mining Associates Inc.

The business and affairs of the Company will be managed by its Managers, provided that the Members may direct the Managers when to divest an asset of the Company.

Duty to Company:

A Manager is not required to manage the Company as its sole and exclusive function and it and its Affiliates may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right to share or participate in such other investments or activities of any Manager or its Affiliates or to the income or proceeds derived therefrom.

Members:

The sole Members of the Company are Wanxiang America Corporation (Wanxiang), and the Managers, Jonathan G. Lee Partners LLC and Raging River Capital LP.

Additional Members may be added only if approved by Wanxiang.

Capital Accounts:	A separate Capital Account will be maintained for each Member.

Capital Contributions:

Upon execution of the Operating Agreement, each Member must immediately deposit into the Company’s bank account the agreed upon Capital Contribution. No Member shall be required to make any additional contribution to the capital of the Company.

Primary Return:	A 30% per annum return, compounded annually, which begins to accrue on the date a Member makes a Capital Contribution, and which shall be computed on a Member’s unreturned Capital Contributions, as such balance is adjusted from time to time.

Exclusive Return:

That portion of the Primary Return equal to a 10% per annum return, compounded annually, which begins to accrue on the date a Member makes a Capital Contribution, and which shall be computed on a Member’s unreturned Capital Contributions, as such balance is adjusted from time to time.

Expenses:

All fees, costs and expenses relating to the organization of the Company, the sale of interests therein and the preparation of the Agreement and the Company’s subscription agreement (including reasonable fees and expenses of legal counsel to the Company and to Wanxiang in connection therewith) will be paid for by the Managers.

All fees, costs and expenses pertaining to the ongoing operations of the business (including, without limitation, fees, costs and expenses related to the purchase, holding and sale of investments, ongoing fees, costs and expenses of auditors, accountants, lawyers, consultants, brokers, custodians and other third-party service providers as well as fees, costs and expenses of all legal, tax and regulatory compliance, insurance costs, all extraordinary expenses, costs of amendments and liquidation expenses) will be paid for by the Company.

Distributions:

The Managers shall make distributions of Distributable Cash as and when payments are received by the Company from the Target in respect of the Debentures. All distributions (except as otherwise provided with respect to Tax Distributions) of cash or other property shall be distributed in the following order of priority:

a)                                     First, 100% to Wanxiang until Wanxiang has received distributions of cash or property equal to each the total amount of its Capital Contribution;

b)                                     Second, 100% to Wanxiang until Wanxiang has received distributions of cash or property equal to its unpaid Exclusive Return;

c)                                      Third, with respect to any unpaid Primary Return in excess of the Exclusive Return, 80% to Wanxiang, 10% to Raging River Capital LP, 5% to Granite Creek Partners, LLC, 2% to Westwood Capital LLC, 2% to Paul M. Blythe Mining Associates Inc. and 1% to Jonathan G Lee Ventures LLC until the Primary Return has been distributed in accordance with paragraphs (b) and (c); and

d)                                     Thereafter, 65% to Wanxiang, 17.5% to Raging River Capital LP, 8.75% to Granite Creek Partners, LLC, 3.5% to Westwood Capital LLC, 3.5% to Paul M. Blythe Mining Associates Inc. and 1.75% to Jonathan G Lee Ventures LLC.

Tax Distributions:

Notwithstanding the foregoing, the Managers will, to the extent that the Company has sufficient net cash flow, cause the Company to distribute to each Member with respect to each fiscal year an amount (the Tax

Distribution) in cash equal to such Member’s Tax Liability for such fiscal year. For purposes of this paragraph, the Member’s Tax Liability means, with respect to each fiscal year of the Company, the product of (i) the net taxable income of the Company tentatively allocated to such Member as of the date of such Tax Distribution for such year pursuant to this Agreement, as determined by the Granite Manager, less any net taxable losses for any prior fiscal year to the extent not previously applied against such Member’s net taxable income, times (ii) the highest combined marginal federal, state and local tax rates then applicable to an individual or corporation resident in Illinois on income or gain of the category represented by such allocation or distribution (assuming the Member has no income or loss from sources other than the Company), and subject to such reasonable assumptions and conventions as the Managers, in their discretion, may apply. Tax Distributions made to a Member will be treated as an advance distribution that will reduce on a dollar-for-dollar basis the amount of later distributions to such Member.

In Kind Distributions:

Assets distributed in kind will be distributed to Members in the same proportions as the Members would receive cash distributions. No security of the Target will be distributed in-kind to Members within the first 60 days after the Company has purchased such security.

Allocations of Profits and Losses:	The net profits and net losses of the Company will be allocated among the Members in a manner generally consistent with the distribution provisions set forth above.

Removal of a Manager:

In addition, a Manager may be removed by a vote of the Members holding 75% of the Percentage Interests. If a Manager is removed by the Members without Cause then the Manager will continue to be entitled to its carried interest following the Manager’s removal.

Liability of Members:

The liability of a Member in respect of its investment in the Company will be limited to its Capital Contribution, subject to its obligation to return distributions in certain circumstances as provided under applicable law.

Member Meetings

Meetings of the Members, for any purpose or purposes, may be called by any Manager or by any Member or Members holding at least 30% of all Percentage Interests.

A Member may vote at any meeting either in person or by a proxy.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, the date on which notice of the meeting is mailed is the record date for such determination.

Transfer Restrictions:	The Agreement contains restrictions on the transferability of Interests.

Indemnification:

Except as otherwise required by law or the provisions of the Agreement, the Company will, to the maximum extent permitted under the Delaware Limited Liability Company Act, indemnify each Covered Person against any losses, liabilities, damages or expenses (including amounts paid for attorneys’ fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Covered Persons may directly or indirectly become subject for any action taken or omitted to be taken on behalf of the Company or in connection with any involvement with the Company (including serving as a manager, officer, director, consultant or employee of Target), but only to the extent that such Covered Person (a) acted in good faith, (b) acted in a manner reasonably believed to be authorized or conferred upon such Covered Person, (c) acted in a manner reasonably believed to be in the best interests of the Company or Target, and (d) was neither grossly negligent nor engaged in fraud or willful misconduct. In the sole discretion of the Managers, the Company may pay the expenses incurred by any such Covered Person indemnifiable under the Agreement in connection with any proceeding in advance of its final disposition, so long as the Company receives an undertaking by such Covered Person to repay the full amount advanced if there is a final determination (i) that such Covered Person did not satisfy the standards set forth in any of clauses (a), (b), (c) and (d) above or (ii) that such Covered Person is not entitled to indemnification as provided herein for any other reason.

A Covered Person means a present or former Manager, and if so approved by the Managers, the Company’s other officers, employees or agents, if any.

Dissolution and Liquidation:

The Company will only be dissolved (a) immediately following the sale of all of the Debentures as directed by Wanxiang; or (b) upon the unanimous written agreement of all the Managers and the Members. Once dissolved, the Managers will sell or otherwise liquidate all of the Company’s assets as promptly as practicable (except to the extent the Managers may determine to distribute any assets to the Members in kind), discharge all liabilities of the Company and then distribute the remaining assets of the Company to the Members in the manner provided for in the Agreement.

Amendments:	The Agreement may not be amended unless approved by the Managers and all Members.

Confidentiality:

Each Member covenants to maintain the confidentiality of any non-public information each such Member may receive from the Company or a Manager. The Managers have the right to keep confidential from each Member for such period of time as the Managers determine is necessary, desirable or appropriate (i) any information that the Managers believe to be in the nature of trade secrets and (ii) any other information (A) the disclosure of which the Managers believe is not in the best interests of the Company as a whole or could damage the Company or the Target (including any information currently known by the Managers relating to the Target) or (B) that the Company, the Managers or any of their respective Affiliates, or the officers, employees or directors of any of the foregoing, is required by applicable law or by agreement with a third Person to keep confidential.

Arbitration:	Any dispute between parties to the Agreement must be submitted to arbitration in Chicago, Illinois.

APPENDIX F

CURRENT CAPITALIZATION

	Capital	Percentage
Member Name	Contribution	Interest

F-1

APPENDIX G

ANTICIPATED CAPITALIZATION

	Capital	Percentage
Member Name	Contribution	Interest

G-1

APPENDIX H

TARGET FILINGS

H-1